Exhibit 99.1

FOR IMMEDIATE RELEASE

SAEXPLORATION PROVIDES Q3 2013 OPERATIONS UPDATE

CALGARY, AB – October 16, 2013 - SAExploration Holdings, Inc. (NASDAQ: SAEX, OTCBB: SAEXW) (“SAE” or the “Company”) today announced an update on operations for the third quarter ended September 30, 2013 (“Q3 2013”).

SAE’s Q3 2013 operations were adversely impacted by mechanical issues on a contracted vessel for the Company’s shallow-water project in Malaysia, in addition to project delays in Alaska, Colombia and Bolivia. In Malaysia, one of the Company’s lead vessels experienced more than a week’s downtime for repair. The downtime resulted in the entire seismic acquisition crew being placed on stand-by for the duration of the repairs. The vessel was successfully repaired and is now fully operational. While the project is expected to be completed within the next few weeks, the downtime will impact the profitability of the project because it is a fixed-price contract.

In Alaska, SAE anticipated the recommencement of work during Q3 2013 on a previously delayed project, but the client elected to not resume the project at this time. Discussions between SAE and its client are ongoing, however, the Company is unsure whether this project will resume before year-end. The initiation of certain projects in Colombia and Bolivia was slightly delayed due to the permitting process, but both projects have since begun and are expected to be completed by Q2 2014.

Brian Beatty, CEO and President of SAE, commented, “The challenging operational issues we experienced during Q3 2013 were driven by a confluence of unusual and unforeseen circumstances. SAE’s operational and technical personnel worked quickly and efficiently to repair the vessel and address the project delays in Colombia and Bolivia. Each of these projects is now moving towards completion. Although project delays do occur in the complex areas where we operate, the further postponement of the project in Alaska was unexpected. We remain confident in the fundamentals underlying our business, however, and we are optimistic about our long-term prospects.”

The Company is seeing increasing customer interest and exploration activity in all of the geographies where it operates and, as of September 30, 2013, had a $264 million backlog of contracts. SAE expects to report financial results for Q3 2013 on or about November 13, 2013.

About SAExploration Holdings, Inc.

SAE is a holding company of various subsidiaries which cumulatively form a geographically diversified seismic data acquisition company. SAE provides a full range of 2D, 3D and 4D seismic data services to its clients, including surveying, program design, logistical support, data acquisition, processing, camp services, catering, environmental assessment and community relations. SAE services its multinational client base from offices in Canada, Alaska, Peru, Columbia, Bolivia, Papua New Guinea, New Zealand and Brazil. SAE’s website is www.saexploration.com.

The information in SAE’s website is not, and shall not be deemed to be, a part of this notice or incorporated in filings SAE makes with the Securities and Exchange Commission.

Forward Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the federal securities laws. These statements can be identified by the use of words or phrases such as "believes," "estimates," "expects," "intends," "anticipates," "projects," "plans to," “will,” “should” and variations of these words or similar words. These forward-looking statements may include statements regarding SAE’s financial condition, results of operations and business and SAE’s expectations or beliefs concerning future periods. These statements are subject to risks and uncertainties which may cause actual results to differ materially from those stated in this release. These risks and uncertainties include fluctuations in the levels of exploration and development activity in the oil and gas industry, intense industry competition, a limited number of customers, the need to manage rapid growth, delays, reductions or cancellations of service contracts, operational disruptions due to seasonality, weather and other external factors, crew productivity, the availability of capital resources, substantial international business exposing SAE to currency fluctuations and global factors including economic, political and military uncertainties, the need to comply with diverse and complex laws and regulations, and other risks incorporated by reference to SAE’s filings with the Securities and Exchange Commission. Certain risks and uncertainties related to SAE’s business are or will be described in greater detail in SAE’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Except as required by applicable law, SAE is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Contacts

SAExploration Holdings, Inc.

Ryan Abney

Vice President, Capital Markets & Investor Relations

(832) 606-4117

rabney@saexploration.com

The Equity Group Inc.

Devin Sullivan

Senior Vice President

(212) 836-9608

dsullivan@equityny.com